EXHIBIT 99.1

A10 Networks, Inc. Reports First Quarter 2015 Financial Results

SAN JOSE, Calif., May 4, 2015 -- A10 Networks, Inc. (NYSE: ATEN), a technology leader in application networking, today announced financial results for its first quarter ended March 31, 2015.

Total revenue for the first quarter was $44.0 million, compared with $45.7 million in the first quarter of 2014. A10 Networks first quarter 2015 GAAP net loss was $13.7 million, compared with a GAAP net loss of $5.1 million in the first quarter of 2014. Non-GAAP net loss for the first quarter of 2015 was $9.1 million, compared with non-GAAP net loss of $3.3 million in the first quarter of 2014. A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

Lee Chen, president and chief executive officer of A10 Networks, commented: “Our first quarter 2015 revenue came in at $44.0 million, reflecting 26 percent year-over-year growth in both the United States and sales to enterprise customers, offset by some first quarter seasonality and continued weakness in the service provider segment. We generated year-over-year product bookings growth and gained traction with our security solutions including our TPS DDoS mitigation product and Thunder ADC with advanced security features such as SSL Insight. Demonstrating our momentum, we added a record number of new TPS customers in the quarter and a new Fortune 50 enterprise customer selected our Thunder ADC SSL Insight solution to help protect their network from incoming threats in encrypted traffic. We believe our compelling product portfolio is well positioned to drive growth as we progress through the year.”

Recent Highlights

•
Collaborated with RSA Security to provide enhanced security capabilities for joint customers. RSA has validated interoperability with A10 Thunder Application Delivery Controller’s (ADC) innovative SSL Insight feature, which allows RSA Security Analytics to inspect SSL and uncover hidden threats in encrypted traffic.

•
C4L, a data center colocation and connectivity solutions provider, selected the A10 Networks Thunder TPS Threat Protection Systems to mitigate sophisticated distributed denial of service (DDoS) attacks and improve service availability. C4L will also use the A10 Thunder TPS platform to launch a new set of services, delivering additional DDoS protection for clients across its 300 network-connected locations.

•
Named Sanjay Kapoor as Vice President of global marketing overseeing the global structure, strategy, and execution of all aspects of A10’s marketing efforts. Sanjay joins A10 from Nominum, where he served as CMO and SVP Strategy and has previously served in marketing, product and general management leadership roles at Juniper Networks and Cisco Systems.

Prepared Materials and Conference Call Information

A10 Networks has made available a presentation with management’s prepared remarks on its first quarter 2015 financial results. These materials are accessible from the “Investors” section of A10 Networks website at investors.a10networks.com.

A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its first quarter of 2015 results and outlook for its second quarter of 2015. Open to the public, investors may access the call by dialing +1-719-325-2315 or +1-888-539-3678. A live audio webcast of the conference call will be accessible from the “Investors” section of A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available two hours after the call, will run for five business days, and may be accessed by dialing +1-719-457-0820 or +1-888-203-1112 and entering the passcode 3977197. The press release and supplemental financials will be accessible from A10 Networks website prior to the commencement of the conference call.

Forward Looking Statements

This press release contains “forward-looking statements,” including statements regarding our product portfolio driving growth in future periods. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors which may cause actual results to differ include the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, any loss or delay of expected purchases by our largest end-customers, our ability to attract and retain new end-customers, continued growth in markets relating to network security, our ability to hire, retain and motivate qualified personnel, the ability of our sales team to execute well, our ability to shorten our close cycles, the ability for our channel partners to sell our products, our ability to achieve or maintain profitability while continuing to invest in our sales, marketing and research and development teams, variations in product mix or geographic locations of our sales, fluctuations in currency exchange rates, risks associated with our significant presence in international markets, the cost and potential outcomes of existing and future litigation, increased cost requirements of being a public company and future sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, and litigation risks and costs.

More information about potential factors that could affect the company's business and financial results is included in our annual report on Form 10-K filed with the SEC on March 11, 2015. These filings are available on the SEC's website at www.sec.gov and the company’s website.

All forward-looking statements in this press release are based on information available to the company as of the date hereof. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP net income (loss). Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.

A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. We define non-GAAP net income (loss) as our net income (loss) excluding: (i) stock-based compensation and (ii) amounts paid in settlement of, and other expenses associated with the Brocade litigation.

We have included non-GAAP net income (loss) in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.

About A10 Networks

A10 Networks (NYSE: ATEN) is a leader in application networking, providing a range of high-performance application networking solutions that help organizations ensure that their data center applications and networks remain highly available, accelerated and secure. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers globally with offices worldwide. For more information, visit: http://www.a10networks.com

A10 Networks, A10 Thunder, A10 Harmony and ACOS are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are property of their respective owners.

Investor Contact:
The Blueshirt Group
Maria Riley, 415-217-7722
investors@a10networks.com
or
Media Contact:
A10 Networks
Karen Richardson, 408-592-4663
karenr@a10networks.com
Source: A10 Networks, Inc.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Revenue:
Products	$30,516	$36,417
Services	13,501	9,328
Total revenue	44,017	45,745
Cost of revenue:
Products	7,063	7,427
Services	3,723	2,626
Total cost of revenue	10,786	10,053
Gross profit	33,231	35,692
Operating expenses:
Sales and marketing	24,522	21,563
Research and development	14,309	11,205
General and administrative	7,527	5,363
Litigation expense (benefit)	445	1,846
Total operating expenses	46,803	39,977
Loss from operations	(13,572)	(4,285)
Other income (expense), net:
Interest expense	(127)	(587)
Interest income and other income (expense), net	27	(25)
Total other income (expense), net	(100)	(612)
Loss before provision for income taxes	(13,672)	(4,897)
Provision for income taxes	62	205
Net loss	(13,734)	(5,102)
Accretion of redeemable convertible preferred stock dividend	—	(1,150)
Net loss per share attributable to common stockholders:	$(13,734)	$(6,252)
Net loss per share attributable to common stockholders:	$(0.22)	$(0.45)
Weighted-average shares used in computing net loss per share attributable to common stockholders	61,485	13,940

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Other Financial Measures / GAAP to Non-GAAP Reconciliation
GAAP net loss	$(13,734)	$(5,102)
Stock-based compensation	4,633	1,770
Brocade litigation expense	—	20
Non-GAAP net loss	$(9,101)	$(3,312)
Non-GAAP net loss per share, basic and diluted	$(0.15)	$(0.06)
Weighted average shares used in computing Non-GAAP net loss per share, basic and diluted (1) (2)	61,485	51,271

(1) For the three months ended March 31, 2014, the non-GAAP share counts assume preferred stock was outstanding at 12-31-2013 (as-if converted basis)
(2) In connection with the Company's initial public offering in March 2014, we issued 9.0 million shares of common stock and converted all of its outstanding convertible preferred stock into 40.0 million shares of common stock.

A10 NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014
Weighted average shares used in computing GAAP net loss per share, basic and diluted	61,485	13,940
Preferred stock adjustment	—	37,331
Weighted average shares used in computing Non-GAAP net loss per share, basic and diluted (1) (2)	61,485	51,271

(1) For the three months ended March 31, 2014, the non-GAAP share counts assume preferred stock was outstanding at 12-31-2013 (as-if converted basis)
(2) In connection with the Company's initial public offering in March 2014, we issued 9.0 million shares of common stock and converted all of its outstanding convertible preferred stock into 40.0 million shares of common stock.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$85,570	$91,905
Accounts receivable, net of allowances	52,762	54,003
Inventory, net	19,768	20,701
Prepaid expenses and other current assets	4,200	4,732
Total current assets	162,300	171,341
Property and equipment, net	9,951	10,780
Other long-term assets	4,695	4,859
Total Assets	$176,946	$186,980
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,989	$8,994
Accrued liabilities	19,850	22,435
Deferred revenue, current	40,155	39,256
Total current liabilities	67,994	70,685
Deferred revenue, long-term	19,505	17,964
Other long-term liabilities	1,557	1,766
Total Liabilities	89,056	90,415
Stockholders’ Equity
Common stock and additional paid-in capital	283,409	278,350
Accumulated deficit	(195,519)	(181,785)
Total Stockholders' Equity	87,890	96,565
Total Liabilities And Stockholders' Equity	$176,946	$186,980

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(13,734)	$(5,102)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,489	2,247
Stock-based compensation	4,633	1,770
Provision for doubtful accounts and sales returns	144	263
Unrealized foreign exchange gain	(162)	(178)
Changes in operating assets and liabilities:
Accounts receivable, net	1,311	(1,241)
Inventory	185	(1,785)
Prepaid expenses and other assets	709	(2,277)
Accounts payable	(987)	(341)
Accrued liabilities	(2,639)	870
Deferred revenue	2,438	2,714
Other	115	89
Net cash used in operating activities	(5,498)	(2,971)
Cash flows from investing activities:
Purchases of property and equipment	(901)	(2,022)
Net cash used in investing activities	(901)	(2,022)
Cash flows from financing activities:
Proceeds from initial public offering, net of offering costs	—	124,177
Principal payments on revolving credit facility	—	(20,000)
Proceeds from issuance of common stock under employee equity incentive plans, net of repurchases	64	2,248
Other	—	(76)
Net cash provided by financing activities	64	106,349
Net increase (decrease) in cash and cash equivalents	(6,335)	101,356
Cash and cash equivalents—beginning of period	91,905	20,793
Cash and cash equivalents—end of period	$85,570	122,149